                                4,500,000 Shares

                         SHURGARD STORAGE CENTERS, INC.

                            (a Delaware corporation)

                              Class A Common Stock

                           (Par Value $.001 Per Share)


                               PURCHASE AGREEMENT


                                                                    June 7, 1995

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
  as Representatives of the several Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Ladies and Gentlemen:

          Shurgard Storage Centers, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Alex. Brown & Sons Incorporated ("Alex Brown"), Dean Witter Reynolds Inc. ("Dean Witter"), Prudential Securities Incorporated ("Prudential Securities"), Smith Barney Inc. ("Smith Barney") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Alex Brown, Dean Witter, Prudential Securities and Smith Barney are acting as representatives (in such capacity, Merrill Lynch, Alex Brown, Dean Witter, Prudential Securities and Smith Barney are hereinafter referred to as the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.001 per share, of the Company ("Common Shares") as set forth in said Schedule A and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 675,000 additional Common Shares to cover over-allotments, in each case except as may otherwise be provided in the Pricing Agreement, as hereinafter defined. The aforesaid 4,500,000 Common Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 675,000 Common Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are collectively hereinafter called the "Securities."
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          Prior to the purchase and public offering of the Securities by the several Underwriters, the Company and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-58693) for the registration of, among other securities, the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such amendments thereto as may have been required, and will file such additional amendments thereto as may hereafter be required. Such registration statement, as amended, has been declared effective by the Commission. Such registration statement, on the one hand, and the prospectus constituting a part thereof and each prospectus supplement relating to the offering of the Securities, on the other hand, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively; PROVIDED, HOWEVER, that a prospectus supplement shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates; PROVIDED FURTHER, that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the prospectus or prospectus supplement on file at the Commission with respect to such Securities, the term "Prospectus" shall refer to such revised prospectus and prospectus supplement from and after the time it is first provided to the Underwriters for such use. All references in this Agreement to financial statements and schedules and other information which is "described," "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

          The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable, and the Pricing Agreement has been executed and delivered.

          SECTION 1.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

               (i) The Registration Statement, at the time it became effective, complied, and as of the Representation Date, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and on such dates the Registration Statement did not and will not contain an untrue statement of a material fact


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          or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date and at the Closing Time referred to in Section 2(c) hereof, will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements contained in or omissions from the last paragraph of the cover page of the Prospectus or the second paragraph in the section of the Prospectus under the heading "UNDERWRITING."

               (ii) The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date or Closing Time or during the period specified in Section 3(e), did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements contained in or omissions from the last paragraph of the cover page of the Prospectus or the second paragraph in the section of the Prospectus under the heading "UNDERWRITING."

               (iii) The Registration Statement has become effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or the state securities authority of any jurisdiction.

               (iv) Deloitte & Touche LLP, the accounting firm that certified the financial statements, and supporting schedules, if any, included in the Registration Statement and Prospectus, are independent auditors as required by the 1933 Act and the 1933 Act Regulations.

               (v) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein as at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and, except as otherwise described therein, have been prepared on a basis


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          consistent with that of the financial statements included in the
          Registration Statement and the Prospectus and the books and records of the respective entities presented therein. Pro forma financial information included in the Prospectus has been prepared in accordance with the applicable requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma financial information and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified. The adjusted financial information included in the Registration Statement and the Prospectus presents fairly the information shown therein and has been properly compiled on the adjusted bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. Other than the historical and pro forma financial statements and supporting schedules, if any, included therein, no other historical or pro forma financial information or supporting schedule is required by the 1933 Act or the 1933 Act Regulations to be included in the Registration Statement. Except as reflected or disclosed in the financial statements included in the Registration Statement or otherwise set forth in the Prospectus, the Company is not subject to any material indebtedness, obligation or liability, contingent or otherwise.

               (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company and its subsidiaries, including any partnerships, joint ventures or similar legal entities in which the Company or a subsidiary owns or holds an interest (collectively, the "Subsidiaries"), considered as one enterprise, whether or not arising in the ordinary course of business,
          (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, or would result, upon consummation, in any inaccuracy in the representations contained in
          Section 1(a)(v) above, (C) there has been no casualty, loss or condemnation or other adverse event with respect to any property owned by the Company or any of its Subsidiaries that is material with respect to the Company and its Subsidiaries considered as one enterprise, (D) except for dividends or distributions paid or made solely to the Company by its corporate Subsidiaries, there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its corporate Subsidiaries on any class of their respective capital stock, and (E) there has been no material change in the capital stock or the partnership or joint venture interests, as the case may be, or in any indebtedness of the Company or any of its Subsidiaries.

               (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Pricing Agreement to which it is or will be a party. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

               (viii) Each corporate Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation with corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. All of the issued and outstanding shares of capital stock of each corporate Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

               (ix) Each limited partnership Subsidiary of the Company has been duly formed and is validly existing as a limited partnership under the laws of the state of its formation with partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. All of the limited partner interests in each of the limited partnership Subsidiaries in which the Company or a corporate Subsidiary is a general partner have been validly issued. All of the limited partner interests in the limited partnership Subsidiaries which are owned by the Company, directly or through Subsidiaries, have been validly issued and all required capital contributions with respect thereto have been made. All of the general partner and limited partner interests in the limited partnership Subsidiaries which are owned by the Company, directly or through Subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien or encumbrance, and of any claim or equity, except for claims and equities which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. The Company, directly or through Subsidiaries, owns all of the general partner and limited partner interests in Shurgard Evergreen Limited Partnership, a Delaware limited partnership (the "Evergreen Partnership").

               (x) Each Subsidiary of the Company which is not a corporate or limited partnership Subsidiary (collectively, the "Other Subsidiaries"), is validly existing under the laws of the state or jurisdiction of its formation with all necessary power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. All interests owned or held by the Company, directly or through Subsidiaries, in each of the Other Subsidiaries are free and clear of any security interest, mortgage, pledge, lien or encumbrance, except for those granted pursuant to the joint venture agreements relating to the formation of certain of the Other Subsidiaries to secure the performance by the Company or applicable Subsidiary of its obligations thereunder, and are free and clear of any claim or equity, except for claims and equities which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. As used in this Agreement, the term "Other Subsidiaries" includes SSC Benelux & Co., SCS, a Belgium societe en commandite ("Benelux").

               (xi) Each of the partnership and joint venture agreements to which the Company or any of its Subsidiaries is a party, including the agreements or documents pursuant to which Benelux was formed, has been duly authorized, executed and delivered by such applicable party and constitutes the valid and binding agreement thereof, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter, bylaws, partnership agreement or similar organizational document of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree.

               (xii) The authorized capital stock of the Company conforms to the descriptions thereof set forth in the Prospectus under the headings "DESCRIPTION OF COMMON STOCK AND CLASS B COMMON STOCK," "DESCRIPTION OF PREFERRED STOCK" and "RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK; EXCESS STOCK," and the issued and outstanding capital stock of the Company is as set forth in the Prospectus under the heading "CAPITALIZATION," except for subsequent issuances, if any, pursuant to employee benefit plans, or employee stock option plans described in the Prospectus. All of the issued and outstanding Common Shares, and all of the issued and outstanding shares of Class B Common Stock, par value $.001 per share, of the Company (the "Class B Shares"), have been duly authorized and validly issued, and are fully paid and nonassessable and have been offered and sold in compliance with all applicable laws, including, without limitation, federal and state securities laws. No shares of capital stock of the Company are reserved for any purpose except the issuance of certain additional Common Shares to shareholders of Shurgard Incorporated (the "Management Company") as described in the Prospectus, the conversion of Class B Shares and the issuance of certain Common Shares in connection with the various stock option plans of the Company as described in the Prospectus. Except in connection with the various stock option plans of the Company as described in the Prospectus or as otherwise set forth in the Prospectus, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares or any other securities of the Company. Immediately after the Closing Time, 22,595,988 Common Shares and 154,604 Class B Shares will be

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          issued and outstanding, all of which shares, upon issuance, will be validly issued, fully paid and nonassessable. The terms of the Common Shares, the Class B Shares and Excess Stock, par value $.001 per share, of the Company ("Excess Stock") conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. The form of share certificate to be used to evidence the Common Shares will be in due and proper form and will comply with all applicable legal requirements.

               (xiii) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and nonassessable and each of the Underwriters will receive valid title to the Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The issuance of the Securities is not subject to any preemptive or other similar rights.

               (xiv) This Agreement has been duly and validly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Representatives, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by
          (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, or (c) the effect of federal and state securities laws, regulations and pronouncements relating to the indemnification provisions of this Agreement. At the Representation Date, the Pricing Agreement will have been duly and validly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Representatives, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

               (xv) Except as disclosed in the Prospectus: (A) neither the Company nor any of its Subsidiaries is in violation of, or default under, its charter, bylaws, partnership agreement, joint venture agreement or other similar governing document, and none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound or affected, or to which any of the property or assets of such entity is subject, except for such violations or defaults which would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; (B) the execution, delivery and performance of this Agreement and the Pricing Agreement by the Company and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in

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          the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound or affected, or to which any of the property or assets of such entity is subject, nor will such action result in any violation of, or default under, the charter, bylaws, partnership agreement, joint venture agreement or other similar governing document of such entity or any applicable law, administrative regulation or administrative or court decree.

               (xvi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or to which any of their respective property or assets is the subject, which is required to be disclosed in the Registration Statement, other than as disclosed therein, or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the transactions contemplated by this Agreement. All pending legal or governmental proceedings to which the Company or any of its Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. There are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents of the Company or any of its Subsidiaries which are required to be described or referred to in the Registration Statement or filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto in the Registration Statement are true and correct in all material respects.

               (xvii) Commencing with the Company's taxable year ended December 31, 1994, the Company has been, and is, organized and has operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its organization and method of operation as described in the Prospectus will enable it to satisfy the requirements for taxation as a real estate investment trust under the Code.

               (xviii)   Neither the Company nor any of its Subsidiaries is
          required to own or possess any copyrights, trademarks, service marks, trade names or other intellectual property rights (collectively, the "Proprietary Rights") in order to conduct the business now engaged by them or proposed to be engaged by them as described in the Prospectus, other than those the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the
          Company and its Subsidiaries considered as one enterprise.   Neither
          the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, or of any facts which would render any Proprietary Rights invalid, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity, individually or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

               (xix) No authorization, approval or consent of any court or governmental authority or agency is necessary to be obtained by the Company or any of its Subsidiaries in connection with the offering, issuance or sale of the Securities hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for such as have been obtained.

               (xx) Each of the Company and its Subsidiaries possesses, or can acquire on reasonable terms, such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now engaged by them or proposed to be engaged by them as described in the Prospectus, other than those the failure to possess or acquire on reasonable terms would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

               (xxi) No material labor dispute between the Company or any of its Subsidiaries and the employees of the Company or any its Subsidiaries exists. Neither the Company nor any of its Subsidiaries, has any knowledge of any imminent labor dispute between the Company or any of its Subsidiaries and the employees of the Company or any of its Subsidiaries which would result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

               (xxii) The Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

               (xxiii)   Neither the Company nor any of its Subsidiaries is, or
          at the Closing Time will be, an "investment company" as such term is defined under the Investment Company Act of 1940, as amended (the "1940 Act").

               (xxiv) (A) Except as has been disclosed in the Prospectus, the real property owned, occupied, operated or managed by the Company or any of its Subsidiaries (collectively, the "Properties"), are presently operated in compliance with all Environmental Laws (as defined below), except where a failure to comply would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                         (B) Except as has been disclosed in the Prospectus, there are no Environmental Laws requiring any remediation, clean-up, repairs, construction or capital expenditures (other than normal maintenance) with respect to the Properties which would have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                         (C)  Except as has been disclosed in the Prospectus,
          (i) no notices of any violation or alleged violation of any Environmental Laws relating to the Properties or their uses have been received by the Company or any of its Subsidiaries or, to the best knowledge of the Company, by any prior owner, operator, occupant or manager of the Properties, and (ii) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, claims, proceedings or investigations pending or, to the best knowledge of the Company, threatened, relating to the ownership, use, maintenance, management or operation of the Properties.

                         (D) Except as has been disclosed in the Prospectus, all material permits and licenses required under any Environmental Laws in respect of the operations of the Properties have been obtained, and such Properties and the owners, operators and managers thereof are in compliance, in all material respects, with the terms and conditions of such permits and licenses.

                         (E) All written reports of environmental surveys, audits, investigations and assessments in the possession or control of the Company and its Subsidiaries relating to the Properties (the "Environmental Reports") have been disclosed or made available to the Underwriters or their counsel.

                         (F) To the best knowledge of the Company, none of the Properties (i) is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (ii) except as set forth in the Environmental Reports, is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company or any of its Subsidiaries, received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Properties on such list.

                         (G) There currently are no underground or above-ground storage tanks located on or in any Properties, except for such storage tanks which are disclosed in the Environmental Reports or which, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

                         (H) "Environmental Law" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, demands, approvals, authorizations and similar items of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment as in effect as of the date hereof, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature, including by way of illustration and not by way of limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 ET SEQ.) ("CERCLA"), the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 ET SEQ.) ("RCRA"), the Clean Air Act (42 U.S.C. Sections 7401 ET SEQ.), the Federal Water Pollution Control Act (33 U.S.C. Sections 1251), the Safe Drinking Water Act (42 U.S.C. Sections 300f ET SEQ.), the Toxic Substances Control Act (15 U.S.C. Sections 2601 ET SEQ.), the Endangered Species Act (16 U.S.C. Sections 1531 ET SEQ.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Sections 11001 ET SEQ.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 ET SEQ.), the Clean Water Act, as amended (33 U.S.C. Section 1251 ET SEQ.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 ET SEQ.), and the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 ET SEQ.), and analogous state and local provisions.

                         (I)  "Hazardous Material" means any chemical substance:

                              (i)    the presence of which requires
               investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, administrative request or civil complaint under any of the foregoing or under common law; or

                              (ii) which is defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto as in effect as of the date hereof, or as hereafter amended, including, without limitation, CERCLA and/or RCRA; or

                              (iii)  which is toxic, explosive, corrosive,
               flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, or any state or any political subdivision thereof having or asserting jurisdiction over any of the Properties; or

                              (iv)   the presence of which on any of the
               Properties causes a nuisance upon the Properties or to adjacent properties or poses a hazard to the health or safety of persons on or about any of the Properties; or

                              (v)    the presence of which on adjacent
               properties constitutes a trespass by any owner or operator of the Properties; or

                              (vi) which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (PCBs) or asbestos or asbestos-containing materials or urea formaldehyde foam insulation; or

                              (vii)  which constitutes radon gas.

                         (J) "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law;

               (xxv) Except as described in the Prospectus: (A) at the Closing Time, the Company or a Subsidiary, as the case may be, will have good and marketable fee simple title (except as set forth in clause (B) below) to the land and improvements thereon of the properties that are listed in the Prospectus in the first table set forth under the subheading "The Properties" under the heading "BUSINESS AND PROPERTIES" (collectively, the "Shurgard Properties") (in each case with title insurance thereon in full force and effect and that the Company believes to be adequate in accordance with industry standards) and all other assets that are required for the effective operation of the Shurgard Properties in the manner in which they are currently operated; (B) except for a mortgage securing a mortgage loan on the Company's property located in Bellingham, Washington, all liens, charges or encumbrances, including without limitation any mortgage financing, on or affecting any of the Shurgard Properties or the other property and assets of the Company or any of its Subsidiaries which are required to be disclosed in the Prospectus are described therein; (C) the Company or a Subsidiary will be the lessor of all tenant leases at each of the Shurgard Properties, and neither the Company nor any of its Subsidiaries has notice of any default by any tenants under such leases which taken together would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; (D) each of the Shurgard Properties, and to the best knowledge of the Company, each of the Properties other than the Shurgard Properties, complies in all material respects with all applicable federal, state and local codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations, and laws relating to handicapped access to the Properties), except for such instances of noncompliance that, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise; (E) there are in effect for the Shurgard Properties and other properties and assets of the Company and its Subsidiaries, and to the best knowledge of the Company, for the Properties other than the Shurgard Properties, insurance policies covering risks and in amounts that are commercially reasonable for the types of assets owned by them and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets, and neither the Company nor any of its Subsidiaries has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets or any notices of cancellation or intent to cancel any such policies, except for such notices of cancellation received in the ordinary course of business in connection with the annual renewal of such policies; (F) neither the Company nor any of its Subsidiaries has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will have a material adverse effect on the size of, use of, improvements on, construction on or access to any of the Properties.

               (xxvi) The Company and each of its Subsidiaries have timely filed all federal, state, local and foreign income, franchise, sales and other tax returns which have been required to be filed, or have applied for an extension to file such tax returns, and all such returns are complete and accurate in all material respects, except for any failures to so file and complete such returns or to so apply for such extensions with respect thereto that, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise. The Company and each of its Subsidiaries have paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty which the Company or its Subsidiary is contesting in good faith through appropriate proceedings and as to which appropriate reserves have been established, and except for any failures to pay any such tax, other assessment, fine or penalty that, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

               (xxvii)   Neither the Company nor its Subsidiaries nor any of
          their respective directors, officers or controlling persons, has taken or will take, directly or indirectly, any action resulting in a violation of Rule 10b-6 under the 1934 Act Regulations, or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (xxviii) Except as described in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

               (xxix) Neither the Company nor any of its Subsidiaries has incurred any liability for finder's or broker's fees or agent's commissions (other than those payable to the Underwriters) in connection with the execution and delivery of this Agreement, the offer and sale of the Securities or the transactions contemplated thereby.

               (xxx) Neither the Company nor any of its Subsidiaries is required to register as a "broker" or "dealer" in accordance with the provisions of the 1934 Act or the 1934 Act Regulations.

               (xxxi) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 675,000 Common Shares at the price per share set forth in the Pricing Agreement. The option hereby granted will expire 30 days after the Representation Date, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days or earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time unless otherwise agreed by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (c) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, Washington 98101; or at such other place as shall be agreed upon by the Representatives and the Company, at 7:00 a.m. (Seattle time), on the fourth business day (unless postponed in accordance with the provisions of Section 10) following the Representation Date, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices of Perkins Coie, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, by wire transfer (with interest for same day funds to be paid by the Company) or by book-to-book transfer of next day funds, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Closing Time or the relevant Date of Delivery, as the case may be. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, Alex Brown, Dean Witter, Prudential Securities and Smith Barney, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option

Securities, if any, to be purchased by any Underwriter whose check has not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. The certificates for the Initial Securities and the Option Securities, if any, will be made available in New York for examination and packaging by the Representatives not later than 9:00 a.m. (New York time) on the last business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

          SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

          (a) The Company will prepare a prospectus supplement setting forth the number of Securities covered thereby and their terms not otherwise specified in the Prospectus pursuant to which the Securities are being issued, the names of the Underwriters participating in the offering and the number of Securities which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, the public offering price, if any, the selling concession and reallowance, if any, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Securities; and the Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus Supplement as the Representatives shall reasonably request.

          (b) The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the receipt of any comments regarding the Registration Statement from the Commission, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the effectiveness of any post-effective amendment to the Registration Statement, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order by any state securities administrator suspending the qualification of the Securities in such state or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (c) The Company will give the Representatives notice of its intention to file or prepare any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus or prospectus supplement which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus or prospectus supplement on file at the Commission), will furnish the Representatives with copies of any such amendment or supplement within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such Prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

          (d) The Company will deliver to each of the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as each of the Representatives may reasonably request and will also deliver to each of the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (excluding exhibits) as each of the Representatives may reasonably request.

          (e) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (f) If any event shall occur as a result of which it is necessary, in the opinion of Latham & Watkins, counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or in order to otherwise comply with the 1933 Act or the 1934 Act, the Company will forthwith amend or supplement the Prospectus (in form and substance reasonably satisfactory to Latham & Watkins) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (g) The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify as a foreign corporation or to file any general consent to service of process in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the Representation Date.

          (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (i) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the heading "USE OF PROCEEDS."

          (j) The Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (k) The Company will use its best efforts to list the Securities on the New York Stock Exchange.

          (l) The Company will cause, or has caused, each executive officer of the Company who will hold Common Shares or Class B Shares (other than the Securities) at the Closing Time to enter into a lock-up agreement ("Lock-Up Agreement") that prevents such person from, directly or indirectly, selling, offering to sell, assigning, transferring, encumbering (other than such encumbrances as are permitted under such Lock-Up Agreement), or otherwise disposing such Common Shares or Class B Shares during a period of 90 days from the date of the Pricing Agreement, and the Company acknowledges that the Representatives are intended third party beneficiaries of such Lock-Up Agreements.

          (m) During a period of 90 days from the date of the Pricing Agreement, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Shares, Class B Shares or any other security convertible into or exchangeable or exercisable for Common Shares or Class B Shares, except for (i) Common Shares issued pursuant to this Agreement,
(ii) options or Common Shares issued pursuant to stock option plans as described in the Prospectus or (iii) Common Shares issued upon conversion of Class B Shares.

          (n) The Company will use its best efforts to meet the requirements to qualify as a "real estate investment trust" under the Code, unless the Company's Board of Directors believes it is in the best interests of the Company's stockholders not to so qualify.

          (o) Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, the Company will not (i) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, (ii) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or
(iii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (p) During the period from the Closing Time until five years after the Closing Time, the Company will deliver to the Representatives, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its stockholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company or any of its Subsidiaries as the Representatives may reasonably request.

          (q) Prior to the Closing Time, the Company will notify the Representatives in writing immediately if any event occurs that renders any of the representations and warranties of the Company contained herein inaccurate or incomplete in any material respect.

          SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including
(i) the printing (or reproduction) and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing (or reproduction) of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and other charges of the Company's counsel and accountants, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing (or reproduction) and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing (or reproduction) and delivery to the Underwriters of copies of the Blue Sky Survey, (viii) the fees of the National Association of Securities Dealers, Inc., ("NASD") in connection with the NASD's review of the terms of the proposed public offering of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Common Shares on the New York Stock Exchange, and (x) the reasonable fees and disbursements of counsel for the Underwriters in connection with matters related to Securities, if any, which are designated by the Company for sale to employees and others having a business relationship with the Company.

          If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and other charges of counsel for the Underwriters, reasonably incurred in connection with investigation, marketing or proposing to market the Securities or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the Underwriters for damages on account of loss of anticipated profits from the sale by them of the Securities.

          SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company herein contained, to the performance by the Company of their respective obligations hereunder, and to the following further conditions:

          (a) At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (b)  At the Closing Time, the Representatives shall have received:

               (i) The favorable opinion, dated as of the Closing Time, of Perkins Coie, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect that:

                    (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus, and to enter into and perform its obligations under this Agreement and the Pricing Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company and its Subsidiaries, considered as one enterprise.

                    (B) The authorized capital stock of the Company conforms to the descriptions thereof set forth in the Prospectus under the headings "DESCRIPTION OF COMMON STOCK AND CLASS B COMMON STOCK," "DESCRIPTION OF PREFERRED STOCK" and "RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK; EXCESS STOCK," and the issued and outstanding capital stock of the Company is as set forth in the Prospectus under the heading "CAPITALIZATION." All of the issued and outstanding Common Shares, and all of the issued and outstanding Class B Shares, have been duly authorized and validly issued, and are fully paid and nonassessable. The terms of the Common Shares, Class B Shares and Excess Stock conform in all material respects to all statements and descriptions related thereto contained in the Prospectus under the headings "DESCRIPTION OF COMMON STOCK AND CLASS B COMMON STOCK" and "RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK; EXCESS STOCK." The form of share certificate evidencing the Common Shares is in due and proper form and complies with all applicable legal requirements. Except as set forth in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Common Shares pursuant to the Company's charter or bylaws or, to the best knowledge of such counsel, any agreement or other instrument.

                    (C) Each corporate Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state of incorporation with corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company and its Subsidiaries considered as one enterprise. All of the issued and outstanding shares of capital stock of each corporate Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by the Company, directly or through Subsidiaries. For purposes of this paragraph (C), the term corporate Subsidiary shall not include Shurope Storage S.A., a Belgian corporation, or Shurgard Benelux S.A., a Belgian corporation.

                    (D) Each of the limited partnership Subsidiaries of the Company has been duly formed and is validly existing as a limited partnership under the laws of the state of its formation with partnership power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each of the limited partnership Subsidiaries in which the Company or a corporate Subsidiary is the general partner, including the Evergreen Partnership, is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company and its Subsidiaries considered as one enterprise. The Evergreen Partnership limited partnership agreement has been duly authorized, executed and delivered by the Company and each Subsidiary which is a party thereto, and the limited partner interests of the Evergreen Partnership have been validly issued.

                    (E) Each of the general partnership and joint venture agreements to which the Company or any of its Subsidiaries is a party, excluding the agreements or documents pursuant to which Benelux was formed, has been duly authorized, executed and delivered by such applicable party. Each of the Other Subsidiaries is duly qualified to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company and its Subsidiaries considered as one enterprise. For purposes of this paragraph
               (E), the term "Other Subsidiaries" shall not include Benelux.

                    (F) To the best knowledge of such counsel, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against the Company or any of its Subsidiaries or an officer or director of the foregoing that is required to be disclosed in the Registration Statement and the Prospectus which is not disclosed therein. To the best knowledge of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, lease or other instruments of a character which are required to be described or referred to in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations, other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto in the Registration Statement and the Prospectus are correct and accurate in all material respects.

                    (G) No consent, approval or authorization of any governmental agency or authority or, to the knowledge of such counsel, no order of any court, is required to be obtained by the Company or any of its Subsidiaries in connection with the offering, issuance or sale of the Securities under this Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws of any state or other jurisdiction and except for such as have been obtained.

                    (H) The Registration Statement has been declared effective under the 1933 Act, and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated before or threatened by the Commission.

                    (I) The Registration Statement, at the time it became effective and at the Representation Date, and the Prospectus, at the Representation Date and at the Closing Time (other than the financial statements and supporting schedules included therein, the notes thereto and other financial, statistical and accounting data included therein or omitted therefrom as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (J) The information in the Prospectus under "DESCRIPTION OF DEBT SECURITIES," "DESCRIPTION OF COMMON STOCK AND CLASS B COMMON STOCK," "DESCRIPTION OF PREFERRED STOCK," "RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK; EXCESS STOCK," "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS OF COMMON STOCK," "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS," the subheadings "General Real Estate Investment Risks and Self Storage Industry Risks -- Investments in Other Commercial Real Estate," "--Indirect Investments," "--Debt Financing Obligations," "--Possible Liability Relating to Environmental Matters," and "--Cost of Compliance With Americans With Disabilities Act and Fire and Safety Regulations" and the subheading "Risks Relating to Qualification and Operation as a REIT" under the heading "RISK FACTORS," "DISTRIBUTION POLICY," the subheading "Regulation" under the heading "BUSINESS AND PROPERTIES," "POLICIES REGARDING INVESTMENT AND CERTAIN OTHER ACTIVITIES," and the subheading "Classified Board of Directors" under the heading "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT," to the extent that such information constitutes matters of law, summaries of legal matters, documents, proceedings or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                    (K) To the best knowledge of such counsel, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                    (L) Commencing with the Company's taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust," and its prior and future proposed method of operation as described in the Prospectus will enable it to meet the requirements for qualification and taxation as a "real estate investment trust" under the Code, provided that such counsel's opinion as to this matter shall be conditioned upon certain representations as to factual matters made by the Company to such counsel as described therein and as reasonably approved by counsel to the underwriters.

                    (M) Neither the Company nor any Subsidiary is, or at the Closing Time will be, an "investment company," as such terms are defined under the 1940 Act.

                    (N) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and nonassessable, and each of the Underwriters will receive valid title to the Securities, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities.

                    (O) The Securities have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                    (P) This Agreement and the Pricing Agreement have been duly and validly authorized, executed and delivered by the Company.

                    (Q) The Company satisfies all eligibility requirements for use of a Registration Statement on Form S-3 under the 1933 Act, the 1933 Act Regulations and the general instructions to Form S-3.

                    (R) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein, the notes thereto, and other financial, statistical and accounting data included therein or omitted therefrom, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations, it being understood that in passing upon compliance as to the form of such documents, such counsel may assume that the statements made therein are correct and complete. Such counsel may identify in its opinion each document incorporated or deemed to be incorporated by reference in the Prospectus.

               (ii) The favorable opinion, dated as of the Closing Time, of Latham & Watkins, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request.

                    In rendering the opinion required by subsection (b)(i) of Section 5, Perkins Coie may rely as to matters governed other than by the Delaware General Corporation Law, the laws of the State of Washington or federal laws on local counsel in such jurisdictions, provided that in each case Perkins Coie shall state that it believes that it and the Underwriters are justified in relying on such other counsel. In giving their opinions required by subsections (b)(i) and
          (b)(ii), respectively, of this Section 5, Perkins Coie and Latham & Watkins shall each additionally state that nothing has come to their attention that led them to believe that the Registration Statement (except for financial statements and schedules included therein, the notes thereto, and other financial, statistical and accounting data included therein or omitted therefrom, as to which counsel need make no statement), at the time it became effective (or at the time any document incorporated by reference was filed, whichever is later) or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the Representation Date or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) At the Closing Time, (i) the Registration Statement and the Prospectus shall contain all statements that are required to be stated therein in accordance with the 1933 Act and the 1933 Act Regulations and in all material respects shall conform to the requirements of the 1933 Act and the 1933 Act Regulations, and neither the Registration Statement nor the Prospectus shall contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the representations and warranties in Section 1 hereof shall be true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) there shall not have been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (iv) no action, suit or proceedings at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before or by any court or governmental agency wherein an unfavorable decision, ruling or finding might result in any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, other than as set forth in the Prospectus, (v) no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the

Company, threatened by the Commission or by the state securities authority of any jurisdiction, and (vi) the Representatives shall have received, at the Closing Time, a Certificate of the Chairman of the Board and Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Time, evidencing compliance with the provisions of this subsection (c), stating that the representations and warranties set forth in Section 1(a) hereof are true and correct in all material respects as though expressly made at and as of the Closing Time, and stating that the conditions precedent set forth in this
Section 5 have been satisfied or waived.

          (d) At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, to the effect that (i) they are independent auditors with respect to the Company and its Subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and the supporting schedules thereto, if any, included in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules, if any, of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the pro forma financial information included in the Registration Statement and the Prospectus was not prepared in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to pro forma financial information or was not determined on a basis consistent with that described in the Registration Statement and the Prospectus or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information, (C) the adjusted financial information included in the Registration Statement and the Prospectus has not been properly compiled on the adjusted bases described therein or the adjustments used therein are not appropriate to give effect to the transactions or circumstances referred to therein, or (D) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the total liabilities or total debt of the Company or decrease in consolidated shareholders' equity as compared with the amounts shown in the March 31, 1995 balance sheet of the Company included in the Registration Statement and the Prospectus or, during the period from April 1, 1995 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in store (defined as all owned storage centers and business parks) revenue, or store net operating income (defined as store revenue less store operating expense and real estate taxes) of the Company, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose as having occurred or that may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company or its Subsidiaries identified in such letter.

          (e) At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
(d) of this Section 5, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

          (f) At or prior to the Closing Time, the Securities shall have been duly listed on the New York Stock Exchange, subject to official notice of issuance.

          (g) At or prior to the Closing Time, each person named in the Lock-Up Agreement shall have executed and delivered to the Representatives the Lock-Up Agreement.

          (h) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (i) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct in all material respects as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

               (i) A certificate, dated such Date of Delivery, of the Chairman of the Board and Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct in all material respects with the same force and effect as though expressly made at and as of such Date of Delivery.

               (ii) The favorable opinion of Perkins Coie, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(i) and 5(b)(iii) hereof.

               (iii) The favorable opinion of Latham & Watkins, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(ii) and 5(b)(iii) hereof.

               (iv) A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this Section 5(i)(iv) shall be a date not more than five days prior to such Date of Delivery.

          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Sections 4, 6 and 7 hereof.

          SECTION 6.  INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under Subsection (i) above, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever (including, subject to Section 6(c), the fees and charges of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under subsection (i) above, to the extent that any such expense is not paid under subsection (i) or (ii) above;

PROVIDED, HOWEVER, that this indemnification agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in the last paragraph on the cover page of the Prospectus or the second paragraph in the section of the Prospectus under the heading "UNDERWRITING."
The foregoing indemnification with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling any such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities which are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) (in each case exclusive of the documents from which information is incorporated by reference) at or prior to the written confirmation of the sale if such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, the Company's directors (including each person, if any, who, with his consent, is named in the Registration Statement as a proposed director of the Company), each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(i), (ii) and
(iii) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, contained in the last paragraph on the cover page of the Prospectus or the second paragraph in the section of the Prospectus under the heading "UNDERWRITING."

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have except to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice. An indemnifying party may participate at its own expense in the defense of any such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnification agreement incurred by the Company, on the one hand, and one or more of the Underwriters, on the other hand, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Company is responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company (including each person who with his consent is named in the Registration Statement as a proposed director of the Company), each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

          SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

          SECTION 9.  TERMINATION OF AGREEMENT.

          (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Shares has been suspended by the Commission or if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal, New York or Washington authorities.

          (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4, 6 and 7 hereof.

          SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Initial Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Initial Securities, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Initial Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

          SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch,

Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281, attention of Equity Capital Markets; notices to the Company shall be directed to it at 1201 Third Avenue, Suite 2200, Seattle, WA 98101, attention of Charles K. Barbo, Chairman of the Board and Chief Executive Officer.

          SECTION 12. PARTIES. This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE PRICING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                         Very truly yours,

                         SHURGARD STORAGE CENTERS, INC.


                         By                  CHARLES K. BARBO
                           --------------------------------------------------
                           Charles K. Barbo
                           Chairman of the Board and Chief Executive Officer



CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.

By:  Merrill Lynch, Pierce, Fenner & Smith
              Incorporated


By    VICTORIA K. COLLISON
  -----------------------------
  Name:  Victoria K. Collison
  Title: Vice President

For themselves and as Representatives of the other
Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                     Number
                                                                       of
     Name of Underwriter                                           Securities
     -------------------                                           ----------

Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . . .     576,000
Alex. Brown & Sons Incorporated . . . . . . . . . . . . . . . .     576,000
Dean Witter Reynolds Inc.   . . . . . . . . . . . . . . . . . .     576,000
Prudential Securities Incorporated  . . . . . . . . . . . . . .     576,000
Smith Barney Inc. . . . . . . . . . . . . . . . . . . . . . . .     576,000

Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . .      80,000
Dillon, Read & Co. Inc. . . . . . . . . . . . . . . . . . . . .      80,000
A.G. Edwards & Sons, Inc. . . . . . . . . . . . . . . . . . . .      80,000
Montgomery Securities . . . . . . . . . . . . . . . . . . . . .      80,000
Oppenheimer & Co., Inc. . . . . . . . . . . . . . . . . . . . .      80,000
PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . .      80,000
Robertson, Stephens & Company, L.P. . . . . . . . . . . . . . .      80,000

J.C. Bradford & Co. . . . . . . . . . . . . . . . . . . . . . .      40,000
Cowen & Company . . . . . . . . . . . . . . . . . . . . . . . .      40,000
Dain Bosworth Incorporated  . . . . . . . . . . . . . . . . . .      40,000
First Albany Corporation  . . . . . . . . . . . . . . . . . . .      40,000
Furman Selz Incorporated  . . . . . . . . . . . . . . . . . . .      40,000
Gruntal & Co., Incorporated . . . . . . . . . . . . . . . . . .      40,000
Interstate/Johnson Lane Corporation . . . . . . . . . . . . . .      40,000
Janney Montgomery Scott Inc.  . . . . . . . . . . . . . . . . .      40,000
Edward D. Jones & Co. . . . . . . . . . . . . . . . . . . . . .      40,000
Kemper Securities, Inc. . . . . . . . . . . . . . . . . . . . .      40,000
Legg Mason Wood Walker, Incorporated  . . . . . . . . . . . . .      40,000
McDonald & Company Securities, Inc. . . . . . . . . . . . . . .      40,000
Morgan Keegan & Company, Inc. . . . . . . . . . . . . . . . . .      40,000
Piper Jaffray Inc.  . . . . . . . . . . . . . . . . . . . . . .      40,000
Ragen MacKenzie Incorporated  . . . . . . . . . . . . . . . . .      40,000
Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . . . . .      40,000
Raymond James & Associates, Inc.  . . . . . . . . . . . . . . .      40,000
The Robinson-Humphrey Company, Inc. . . . . . . . . . . . . . .      40,000


                                   Sch A - 30

                                                                     Number
                                                                       of
     Name of Underwriter                                           Securities
     -------------------                                           ----------

Stifel, Nicolaus & Company, Incorporated  . . . . . . . . . . .      40,000
Sutro & Co. Incorporated  . . . . . . . . . . . . . . . . . . .      40,000
Tucker Anthony Incorporated . . . . . . . . . . . . . . . . . .      40,000
Wheat, First Securities, Inc. . . . . . . . . . . . . . . . . .      40,000

Anderson & Strudwick, Incorporated  . . . . . . . . . . . . . .      20,000
Branch, Cabell and Company  . . . . . . . . . . . . . . . . . .      20,000
Commonwealth Associates . . . . . . . . . . . . . . . . . . . .      20,000
Equitable Securities Corporation  . . . . . . . . . . . . . . .      20,000
Johnston, Lemon & Co. Incorporated  . . . . . . . . . . . . . .      20,000
John G. Kinnard and Company Incorporated  . . . . . . . . . . .      20,000
Luther, Smith & Small Inc.  . . . . . . . . . . . . . . . . . .      20,000
Roney & Co.   . . . . . . . . . . . . . . . . . . . . . . . . .      20,000
Scott & Stringfellow, Inc.  . . . . . . . . . . . . . . . . . .      20,000


                                                                  ---------
Total                                                             4,500,000


                                    Sch A -31

                                                                       EXHIBIT A
                                4,500,000 Shares

                         SHURGARD STORAGE CENTERS, INC.

                            (a Delaware corporation)

                              Class A Common Stock

                           (Par Value $.001 Per Share)


                                PRICING AGREEMENT


                                                                    June 7, 1995
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.
  as Representatives of the several Underwriters named in the within-mentioned Purchase Agreement
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Ladies and Gentlemen:

          Reference is made to the Purchase Agreement dated June 7, 1995 (the "Purchase Agreement") relating to the purchase by the several Underwriters named in Schedule A thereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, Dean Witter Reynolds Inc., Prudential Securities Incorporated and Smith Barney Inc. are acting as representatives (the "Representatives"), of the above shares of Class A Common Stock (the "Securities") of Shurgard Storage Centers, Inc., a Delaware corporation (the "Company").

          Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

          1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $23.00.

          2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $21.735, being an amount equal to the public offering price set forth above less $1.265 per share; PROVIDED that the purchase price per share for any Option Securities (as defined in the Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Securities (as defined in the Purchase Agreement) but not payable on the Option Securities.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                         Very truly yours,

                         SHURGARD STORAGE CENTERS, INC.


                         By
                           -------------------------------------------------
                           Charles K. Barbo
                           Chairman of the Board and Chief Executive Officer


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
ALEX. BROWN & SONS INCORPORATED
DEAN WITTER REYNOLDS INC.
PRUDENTIAL SECURITIES INCORPORATED
SMITH BARNEY INC.

By: Merrill Lynch, Pierce, Fenner & Smith
    Incorporated


By
   -------------------------------
   Name:
   Title:


For themselves and as Representatives of the other Underwriters named in the Purchase Agreement.